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EXHIBIT 11.1

                               PICO PRODUCTS, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

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                                     Three Months          Six Months
                                  Ended January 31,      Ended January 31,
                                 --------------------  --------------------
                                   1995       1994       1995       1994
                                 ---------  ---------  --------    --------

NET INCOME ATTRIBUTABLE
TO COMMON STOCK                  $   150    $   213    $   333     $   465
                                 ---------  ---------  --------    --------
                                 ---------  ---------  --------    --------

PRIMARY EARNINGS PER SHARE:

     Weighted average number
        of common shares
          outstanding              3,636      3,604      3,634       3,591

     Dilutive effect of stock
       options and warrants
       after application of
       treasury stock method         584        765        642         680
                                 --------   --------   --------    --------

     Number of shares used to
       compute primary
       earnings per share          4,220      4,369      4,276       4,271

Primary earnings per share        $ 0.04     $ 0.05     $ 0.08      $ 0.11
                                 --------   --------   --------    --------
                                 --------   --------   --------    --------

FULLY DILUTED EARNINGS PER SHARE:

     Weighted average number
        of common shares
        outstanding                3,636      3,604      3,634       3,591

     Dilutive effect of stock
        options and warrants
        after application of
        treasury stock method        584        765        642         746
                                 --------   --------   --------    --------

     Number of shares used to
        compute fully diluted
        earnings per share         4,220      4,369      4,276       4,337

Fully diluted earnings per share $  0.04    $  0.05    $  0.08     $  0.11
                                 --------   --------   --------    --------
                                 --------   --------   --------    --------
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